Exhibit 99.1

Verano Announces Promotion and Appointment of Richard Tarapchak as Chief Financial Officer

Tarapchak brings more than 30 years of accounting and finance expertise to the role

CHICAGO, April 14, 2025 (GLOBE NEWSWIRE) — Verano Holdings Corp. (Cboe CA: VRNO) (OTCQX: VRNOF) (“Verano” or the “Company”), a leading multi-state cannabis company, today announced the promotion and appointment of Richard Tarapchak as the Company’s Chief Financial Officer (“CFO”), effective as of April 11, 2025. Tarapchak succeeds Brett Summerer, former Chief Financial Officer, who is departing the Company following his mutually agreed upon resignation.

As CFO and a member of Verano’s executive leadership team, Tarapchak, a seasoned financial executive with over three decades of experience, will oversee all financial and accounting operations, strategic financial planning, and information technology for the Company. He joined Verano in July of 2022, and has served as Verano’s Executive Vice President, Finance and Corporate Controller and Principal Accounting Officer throughout his tenure with the Company.

Prior to joining Verano, Tarapchak held a variety of accounting and finance leadership positions across a diverse set of industries. His extensive experience includes serving as Vice President, Corporate Controller and Chief Accounting Officer of II-VI Incorporated; Corporate Controller of Reynolds Group Holdings Limited; Chief Financial Officer of National Material L.P.; and several positions at Navistar International Corporation, including, most recently, Senior Vice President and Corporate Controller. Tarapchak earned a business administration degree from Wittenberg University in 1987 and an MBA in finance and accounting from The Ohio State University in 1992. In addition, he is a certified public accountant, and serves as the Chair of the Corporate Controller’s Council at the Manufacturers Alliance and as a board member of the Illinois CPA Society.

“I want to thank Brett for his contributions to Verano throughout his tenure with the Company. We have realized many significant milestones over this time period, and I wish him continued success in his future endeavors,” said George Archos, Verano founder and Chief Executive Officer. “I am pleased with Rich’s promotion to Chief Financial Officer given his deep understanding of our core business, and I believe he is extremely well suited to lead Verano’s financial operations. Rich has played a pivotal leadership role in the Company’s accounting and finance teams, and has demonstrated continued professional growth throughout his tenure at Verano. I have full confidence in his ability to lead our finance team as he builds upon our financial strength, operational excellence, and our deep commitment to our employees, the investment community, and our shareholders. I am confident that with Rich’s leadership, we will continue to maintain and enhance Verano’s financial strength and stewardship.”

“I am honored to assume the role of Chief Financial Officer and expand my financial leadership within Verano at such an exciting time for the Company,” said Richard Tarapchak, Verano Chief Financial Officer. “Given Verano’s leadership position in the industry, commitment to product innovation, dedication to supporting our customers, and strong history of performance and profitability, I look forward to continuing to collaborate with our dedicated, skilled, and compassionate team to execute our business and financial strategy as we shape the future of the industry.”

About Verano

Verano Holdings Corp. (Cboe CA: VRNO) (OTCQX: VRNOF), one of the U.S. cannabis industry’s leading companies based on historical revenue, geographic scope and brand performance, is a vertically integrated, multi-state operator embracing a mission of saying Yes to plant progress and the bold exploration of cannabis. Verano provides a superior cannabis shopping experience in medical and adult use markets under the Zen Leaf™ and MÜV™ dispensary banners, including Cabbage Club™, an innovative annual membership program offering exclusive benefits for cannabis consumers. Verano produces a comprehensive suite of high-quality, regulated cannabis products sold under its diverse portfolio of trusted consumer brands including Verano™, (the) Essence™, MÜV™, Savvy™, BITS™, Encore™, and Avexia™. Verano’s active operations span 13 U.S. states, comprised of 15 production facilities with over 1.1 million square feet of cultivation capacity. Learn more at Verano.com.

Media

Verano

Steve Mazeika

VP, Communications

Steve.Mazeika@verano.com

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Such forward-looking statements are not representative of historical facts or information or current condition, but instead represent only the Company’s beliefs regarding future events, plans, strategies, or objectives, many of which, by their nature, are inherently uncertain and outside of the Company’s control. Generally, such forward-looking statements can be identified by the use of forward-looking terminology such as “plans”, “expects” or “does not expect”, “is expected”, “budget”, “future”, “scheduled”, “estimates”, “forecasts”, “projects,” “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases, or may contain statements that certain actions, events or results “may”, “could”, “would”, “might” or “will be taken”, “will continue”, “will occur” or “will be achieved”. Forward-looking statements involve and are subject to assumptions and known and unknown risks, uncertainties, and other factors which may cause actual events, results, performance, or achievements of the Company to be materially different from future events, results, performance, and achievements expressed or implied by forward-looking statements herein, including, without limitation, the risk factors described in the Company’s annual report on Form 10-K for the year ended December 31, 2024 filed with the U.S. Securities and Exchange Commission at www.sec.gov. The forward-looking statements contained in this press release are made as of the date of this press release, and the Company does not undertake to update any forward-looking information or forward-looking statements that are contained or referenced herein, except as may be required in accordance with applicable securities laws. All subsequent written and oral forward-looking information and statements attributable to the Company or persons acting on its behalf is expressly qualified in its entirety by this notice regarding forward-looking information and statements.